UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2014

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Blvd., Celebration, FL 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) Effective on February 3, 2014, John Scelfo was appointed to the Board of Directors of Green Earth Technologies, Inc., a Delaware corporation (the “Company”).

The principal occupation and brief summary of Mr. Scelfo’s background is as follows:

John Scelfo, age 56, was Senior Vice President of Finance and Corporate Development at Hess Corporation, the global exploration and producing company headquartered in New York City. He announced his retirement from Hess effective March 31, 2014. Mr. Scelfo joined Hess in 2003. He was a member of the Hess Leadership Team and had responsibility for treasury, strategy and upstream commercial activities. From 1980 to 1999, Mr. Scelfo was with Mobil Oil Corporation where he progressed through various financial leadership positions to become chief financial officer of the Asia Pacific region and the company's largest overseas operations based in Japan. Mr. Scelfo later became vice president of Global Risk Management, which included leadership of worldwide derivative trading and subsequently became corporate assistant treasurer. During his tenure with Mobil, he spent more than 13 years overseas in Tokyo, Singapore and Jakarta. In 1999, Mr. Scelfo joined Dell Computer in Singapore as its vice president and chief financial officer for Asia operations. In 2001 he became executive vice president and chief financial officer for Sirius Satellite Radio where he was instrumental in many aspects of the company's launch, including raising capital and restructuring its balance sheet by converting bond holders' positions into equity. Mr. Scelfo holds a B.A. degree and an M.B.A. from Cornell University. Mr.Scelfo was selected as a director because we believe that his background and experience as an executive officer for Hess and Mobil Oil will provide the Company with invaluable business and industry insight.

Mr. Scelfo has not had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.  No family relationship exists between Mr. Scelfo and any director or executive officer of the Company.

Item 8.01.	Other Events.

On February 5, 2014, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: February 5, 2014	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer